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                                                                   EXHIBIT 23.1


                           CONSENT OF INDEPENDENT AUDITORS

    We consent to the reference to our firm under the caption "Experts" and to the use of our report dated August 1, 1996 with respect to the financial statements of RAC Financial Group, Inc. and our report dated January 10, 1995 with respect to the financial statements of Remodelers National Funding Corp. included in Amendment No. 1 to the Registration Statement (Form S-1 File No. 333-14171) and related Prospectus of RAC Financial Group, Inc. for the registration of $100,000,000 7.25% Convertible Subordinated Notes Due 2003 and 6,434,970 shares of its common stock.

                                          /s/ ERNST & YOUNG LLP


Dallas, Texas
December 5, 1996